                                                                         NSAR ITEM 77O

                                                                 VK Ohio Value Municipal Trust
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING             PURCHASED FROM  AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                         PURCHASED
         1          Virgin Island Public Financing     PaineWebber        1,000,000           0.335%           11/10/99



Underwriting Participants

Underwriting #1
---------------
Morgan Stanley
Roosevelt & Cross